Exhibit 99.3

     Statement Under Oath of Principal Financial Officer Regarding Facts and Circumstances Relating to Exchange Act Filings

I, Yon Y. Jorden state and attest that:

          (1)  To the best of my knowledge, based upon a review of the covered reports of AdvancePCS and, except as corrected or supplemented in a subsequent covered report:

            •     no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

            •     no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

     (2)  I have reviewed the contents of this statement with the Company’s audit committee.

     (3)  In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

            •     AdvancePCS’s Annual Report on Form 10-K for the fiscal year ending March 31, 2002 filed with the Commission;

            •     AdvancePCS’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002;

            •     AdvancePCS’s Definitive Form 14A filed on July 29, 2002;

            •     AdvancePCS’s Form 8-K, date of report June 30, 2002; and

            •     AdvancePCS’s Form 8-K, date of report August 1, 2002.

/s/ Yon Y. Jorden
Yon Y. Jorden
August 13, 2002

Subscribed and sworn to
before me this 13th day of
August 2002.

/s/     Karen Reno
Notary Public

My Commission Expires: 3/13/05